As Filed with the Securities and Exchange Commission
                           on February 3, 1997

                                                   Registration No.  333-
                                                                         -----

                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.  20549
                         -----------------------

                                FORM S-8
                         REGISTRATION STATEMENT
                                  UNDER
                       THE SECURITIES ACT OF 1933
                         -----------------------

                            FEDDERS CORPORATION
          ----------------------------------------------------
         (Exact Name Of Registrant As Specified In Its Charter)

          DELAWARE                                    22-2572390
---------------------------------           ----------------------------------
(State  Or Other Jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

                          505 Martinsville Road
                    Liberty Corner, New Jersey                07938-0813
                 --------------------------------------       ----------
                (Address of Principal Executive Offices)      (Zip Code)

               Fedders Corporation Stock Option Plan VIII
               ------------------------------------------
                        (Full Title of The Plan)

                         Robert N. Edwards, Esq.
                   Vice President and General Counsel
                          505 Martinsville Road
                  Liberty Corner, New Jersey 07938-0813
                  -------------------------------------
                 (Name and Address of Agent For Service)

                             (908) 604-8686
       ----------------------------------------------------------
      (Telephone number, including area code of agent for service)

                                Copy to:
                             Paul G. Hughes
                           Cummings & Lockwood
                              P. O. Box 120
                           Four Stamford Plaza
                    Stamford, Connecticut  06904-0120

                     CALCULATION OF REGISTRATION FEE

==============================================================================
Title of securities    AMOUNT        PROPOSED         PROPOSED    AMOUNT OF
to be registered       TO BE         MAXIMUM          MAXIMUM     REGISTRATION
                     REGISTERED      OFFERING PRICE   AGGREGATE   FEE
                                     PER SHARE *      OFFERING
                                                      PRICE *
------------------------------------------------------------------------------
Common Stock,      5,000,000 shares  $6 3/8          $31,875,000  $9,659.09
$1.00 par value,
and Class A Stock,
$1.00 par value

==============================================================================
* Calculated pursuant to Rule 457(h) of the rules and regulations under the Securities Act of 1933 solely for the purpose of calculating the registration fee, based upon the last reported sales price of the Common
Stock as reported on the New York Stock Exchange Composite Tape on
January 30, 1997.  Pursuant to the Fedders Corporation Stock Option
Plan VIII, options may be granted to purchase either Common Stock or Class A Stock, but the aggregate number of shares available under such Plan is 5,000,000. The registration fee has been calculated on the basis of the last reported sales price of the Common Stock on January 30, 1997.
On such date, the last reported sales price of the Class A Stock was $6.

                                 PART I

          INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          This Registration Statement relates to the offer and sale by Fedders Corporation, a Delaware corporation (the "COMPANY"), of up to 5,000,000 shares of its Common Stock, $1.00 par value, or Class A Stock, $1.00 par value, pursuant to the Fedders Corporation Stock Option Plan VIII (the "PLAN"). The documents containing the information concerning the Plan specified in Item 1 of the Form S-8 registration statement under the Securities Act of 1933 (the "1933 ACT") are not being filed as part of this Registration Statement in accordance with the Note to Part I of the Form S-8 registration statement but will be sent or given to employees receiving awards under the Plan in accordance with Rule 428(b)(1) under the 1933 Act.

                                 PART II

           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents filed by the Company with the Securities and Exchange Commission (the "COMMISSION") are incorporated in this Registration Statement by reference:

          1. The Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1996;

          2. The Company's Quarterly Report on Form 10-Q for the quarter ended November 30, 1996; and

          3.   The Company's definitive Proxy Statement dated
January 13, 1997 distributed in connection with its Annual Meeting of Shareholders to be held on March 11, 1997.

          All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "1934 ACT") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

          To the extent that independent certified public accountants audit and report on financial statements of the Company issued at future dates, and consent to the use of their reports thereon, such financial statements shall also be incorporated by reference in this Registration Statement in reliance upon their reports and said authority.

ITEM 4.   DESCRIPTION OF SECURITIES

Authorized Capital

          The authorized capital stock of Fedders currently consists of 162,500,000 shares consisting of 80,000,000 shares of Common Stock, par value $1.00 per share (the "FEDDERS COMMON STOCK"), 60,000,000 shares of Class A Stock, par value $1.00 per share (the "FEDDERS CLASS A STOCK"), 7,500,000 shares of Class B Stock, par value $1.00 per share (the "Fedders Class B Stock"), and 15,000,000 shares of Preferred Stock, par value $1.00 per share (the "FEDDERS PREFERRED STOCK"), of which 10,111,569 have been designated as Convertible Preferred Stock (the "FEDDERS CONVERTIBLE PREFERRED STOCK").

          The Fedders Preferred Stock is issuable in one or more series and, with respect to any series, the Board of Directors of Fedders is authorized to fix the numbers of shares, dividend rates, liquidation prices, liquidation rights of holders, redemption, conversion and voting rights and other terms of the series.

Fedders Convertible Preferred Stock

          Dividend Rights

          Subject to the prior rights of any additional series of Preferred Stock of Fedders hereafter created, the holders of the Fedders Convertible Preferred Stock are entitled to receive, when and as declared by the Board of Directors of the Company out of funds of the Company legally available for payment of cash dividends, dividends at the annual rate of $0.38125 per share. Dividends are payable quarterly in arrears on April 1, July 1, October 1 and January 1 of each year, except that if any such date is not a business day in New York City then such dividend shall be payable on the next such succeeding business day (each such date on which a dividend is payable, a "DIVIDEND PAYMENT DATE"). Dividends on the Fedders Convertible Preferred Stock are cumulative from the date of original issue and will be payable to holders of record of the Fedders Convertible Preferred Stock as they appear on the books of the Company on such respective dates as may be fixed by the Board of Directors of the Company in advance of the payment of each particular dividend. Accumulations of dividends will not bear interest.

          So long as the Fedders Convertible Preferred Stock is outstanding, the Company may not declare or pay any dividend on Fedders Common Stock, Fedders Class A Stock or Fedders Class B Stock or any other stock ranking junior to or on a parity with the Fedders Convertible Preferred Stock (other than a dividend payable in Fedders Common Stock or other junior stock), or acquire Fedders Common Stock, Fedders Class A Stock or Fedders Class B Stock (except by conversion into or exchange for stock of the Company ranking junior to the Fedders Convertible Preferred Stock), unless the full cumulative dividends on the Fedders Convertible Preferred Stock have been paid, or contemporaneously are declared and paid, through the last Dividend Payment Date. Should dividends not be paid in full on the Fedders Convertible Preferred Stock and any other preferred stock ranking on a parity as to dividends with the Fedders Convertible Preferred Stock, all dividends declared on the Fedders Convertible Preferred Stock and any other preferred stock ranking on a parity as to dividends with the Fedders Convertible Preferred Stock will be declared pro rata, so that the amount of dividends declared per share on the Fedders Convertible Preferred Stock and such other preferred stock will bear to each other the same ratio that accumulated dividends per share on the shares of Fedders Convertible Preferred Stock and such other preferred stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Fedders Convertible Preferred Stock.

          Voting Rights

          Except as indicated below or as required by the DGCL, the holders of the Fedders Convertible Preferred Stock are not entitled to vote.

          If at any time dividends payable on the Convertible Preferred
Stock are in arrears and unpaid in an amount equal to or exceeding the amount of dividends payable thereon for six quarterly dividend periods, the holders of the Fedders Convertible Preferred Stock, voting separately as a class with the holders of any other series of Fedders Preferred Stock so entitled as provided in the certificate of designation of such series, will have the right to elect two directors of Fedders, such directors to be in addition to the number of directors constituting the Board of Directors of Fedders immediately prior to the accrual of that right. So long as the Board of Directors of Fedders is divided into classes, the two directors of Fedders so elected by the holders of shares of the Fedders Convertible Preferred Stock and of such other series of Fedders Preferred Stock so entitled will be elected to the two classes with the longest remaining terms. Such voting right will continue for the Fedders Convertible Preferred Stock until all dividends accumulated and payable on the Fedders Convertible Preferred Stock have been paid in full, at which time such voting rights of the holders of the Fedders Convertible Preferred Stock will terminate, subject to revesting in the event of a subsequent similar arrearage. Upon any termination of such voting right with respect to the Fedders Convertible Preferred Stock and any other series of Fedders Preferred Stock which may then have such right, subject to the requirements of the DGCL, the term of office of the directors elected by the holders of the Fedders
Preferred Stock voting separately as a class will terminate.

            The approval of the holders of at least 66-2/3% of the shares of Fedders Convertible Preferred Stock then outstanding is required to amend, alter or repeal any of the provisions of the Certificate of Incorporation of Fedders or the Certificate of Designation of the Fedders Convertible Preferred Stock or to authorize any reclassification of the Fedders Convertible Preferred Stock, in either case so as to affect adversely the preferences, special rights or powers of the Fedders Convertible Preferred Stock, either directly or indirectly or through a merger or consolidation with any corporation. A similar 66-2/3% vote is required (a) to authorize or create any class of stock senior to the authorized class of Fedders Preferred Stock as to dividends and distributions upon liquidation; (b) to create any series of the Fedders Preferred Stock ranking senior to the Fedders Convertible Preferred Stock as to dividends or distributions upon liquidation; or (c) to increase the authorized amount of Fedders Preferred Stock.

          Liquidation Rights

          In the event of any dissolution, liquidation or winding up of the affairs of Fedders, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of Fedders, the holders of the Fedders Convertible Preferred Stock are entitled to receive (before any distribution or payment is made to holders of Fedders Common Stock, Fedders Class A Stock or Fedders Class B Stock), out of the net assets of Fedders, $6.25 per share, plus an amount equal to all dividends unpaid on shares of such series to the Dividend Payment Date next preceding the date fixed for distribution, and no more. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of Fedders Convertible Preferred Stock will not be entitled to any further participation in any distribution of assets by the Company. A consolidation, merger or sale or all or substantially all of the assets of the Company will not be considered a liquidation, dissolution or winding-up for this purpose.

          Conversion Rights

          The holders of the Fedders Convertible Preferred Stock are entitled any time to convert the shares of Fedders Convertible Preferred Stock into Fedders Class A Stock at the rate of one share of Fedders Class A Stock for each share of Fedders Convertible Preferred Stock subject to adjustment as described below.

          No adjustment with respect to dividends on Fedders Convertible Preferred Stock or any dividend on the Fedders Class A Stock issued upon conversion will be made upon conversion of shares of Fedders Convertible Preferred Stock. The registered holder of shares of Fedders Convertible Preferred Stock at the close of business on a record date for a Dividend Payment Date will be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof subsequent to such record date.

          The conversion rate is subject to adjustment upon the occurrence of any of the following events: the subdivision or combination of outstanding shares of Fedders Class A Stock; the payment of dividends in shares of Fedders Class a Stock; the issuance of rights or warrants to holders of Fedders Class A Stock entitling them to acquire shares of Fedders Class A Stock (or securities convertible into or exchangeable for such shares) at less than the current market price per share (as defined) of Fedders Class A Stock; or the distribution to holders of Fedders
Class A Stock of evidences of indebtedness or securities or assets (excluding cash dividends payable out of consolidated earnings or retained earnings or dividends payable in shares of Fedders Class A Stock) or rights or warrants to subscribe for securities of the Company or any of its subsidiaries (other than those referred to above). In case of any reclassification or change in the Fedders Class A Stock (other than a change in par value or a subdivision or combination), any consolidation or merger of the Company with or into any other corporation (other than a merger in which the Company is the surviving corporation), or any sale or transfer of substantially all the assets of the Company, any holder of the Fedders Convertible Preferred Stock is entitled, after the occurrence of any such event, to receive on conversion the consideration which the holder would have received had he converted immediately prior to the occurrence of the event. No adjustment in the conversion rate is required unless it would result in at least a 1% increase or decrease in that rate; however, any adjustment not made is carried forward.

          Optional Redemption

          The Fedders Convertible Preferred Stock is redeemable in whole or in part, at the sole option of the Company, at the redemption price of $6.25, plus unpaid dividends to the Dividend Payment Date next preceding the date of such redemption, in cash or in equivalent value of Fedders Class A Stock, at any time. If less than all the outstanding shares of Fedders Convertible Preferred Stock are to be redeemed, the Company will select those to be redeemed by lot or by such other equitable method as the Board of Directors of Fedders may direct.

          Notice of redemption will be mailed to each holder of Fedders Convertible Preferred Stock to be redeemed at the address of such holder shown on the books of the Company not less than 30 days nor more than 60 days prior to the redemption date. If the

Company provides monies as specified in such notice, on and after the redemption date, dividends will cease to accumulate on shares of Fedders Convertible Preferred Stock called for redemption and all rights of the holders thereof as stockholders of the Company (except the right to receive the redemption price without interest) will cease.

          Listing and Transfer Agent

          The Fedders Convertible Preferred Stock is listed on the New York Stock Exchange under the symbol FJAPr.

          Bank of Boston, P.O. Box 644, Boston, Massachusetts 02102-0644, is the transfer agent and registrar for the Fedders Convertible Preferred Stock.

Fedders Common Stock

          Dividend Rights

          Subject to the prior rights of the holders of the Fedders Convertible Preferred Stock and any additional series of Fedders Preferred Stock hereafter issued, holders of Fedders Common Stock, Fedders Class A Stock and Fedders Class B Stock are entitled to receive such dividends and other distributions in cash, stock or property of Fedders as may be declared thereon by the Board of Directors of Fedders from time to time out of assets or funds of Fedders legally available therefor, PROVIDED, that in the case of cash dividends, if at any time a cash dividend is paid on the Fedders Common Stock, a cash dividend of equal amount must be paid on the Fedders Class A Stock and a cash dividend must also be paid on the Fedders Class B Stock in an amount per share of Fedders Class B Stock equal to 90% of the amount of the cash dividend paid on each share of the Fedders Common Stock. In the case of a dividend or other distribution payable in stock of Fedders other than Fedders Preferred Stock, unless the dividend or distribution is solely of shares of Fedders Class A Stock, in which case a dividend or distribution payable solely in shares of Fedders Class A Stock may be made with respect to shares of Fedders Common Stock, Fedders Class A Stock and Fedders Class B Stock, only shares of Fedders Common Stock may be distributed with respect to Fedders Common Stock, only shares of Fedders Class A Stock may be distributed with respect to Fedders Class A Stock and only shares of Fedders Class B Stock may be distributed with respect to Fedders Class B Stock, in each case, in an amount per share equal to the amount per share paid with respect to the Fedders Common Stock.

          Voting Rights

          Each share of Fedders Common Stock is entitled to one vote per share on all matters submitted to the stockholders of Fedders. In most cases, including the election of directors, the holders of the Fedders Common Stock vote together with the holders of the Fedders Class B Stock. However, under certain circumstances including any amendment to the Certificate of Incorporation of Fedders, any merger or consolidation of Fedders, the sales of all or substantially all of the assets of Fedders or the dissolution of Fedders, the holders of the Fedders Common Stock have the right to approve such action voting separately as a class.

          Liquidation Rights

          After payment in full of amounts payable to the holders of the Fedders Preferred Stock of all series, the remaining assets and funds of Fedders would be divided among and paid ratably to the holders of the Fedders Common Stock and Fedders Class A Stock (including those persons who become holders of Fedders Common Stock by reason of converting their shares of Fedders Class B Stock).

          Listing and Transfer Agent

          The Fedders Common Stock is listed on the New York Stock Exchange under the symbol FJC.

          Bank of Boston, P.O. Box 644, Boston, Massachusetts 02102-0644, is the transfer agent and registrar for the Fedders Common Stock.

Fedders Class A Stock

          Dividend Rights

          For a description of the dividend rights of the holders of the Fedders Class A Stock, SEE "FEDDERS COMMON STOCK - DIVIDEND RIGHTS."

          Voting Rights

          The holders of the Fedders Class A Stock have no voting rights other than as required under the DGCL. Under the DGCL, the holders of the Fedders Class A Stock would have the right to vote separately as a class on any amendment to the Certificate of Incorporation of Fedders if such amendment would increase or decrease the aggregate number of authorized shares of Fedders Class A Stock, increase or decrease the par value of the Fedders Class A Stock or alter or change the powers, preferences or special rights of the shares of Fedders Class A Stock so as to affect them adversely.

          Liquidation Rights

          For a description of the liquidation rights of the holders of the Fedders Class A Stock, SEE "FEDDERS COMMON STOCK - LIQUIDATION RIGHTS."

          Change of Control

          In the event of a merger or consolidation of Fedders with or into another entity (whether or not Fedders is the surviving entity), the holders of Fedders Class A Stock are entitled to receive the same per share consideration in such merger or consolidation as is received by the holders of the Fedders Common Stock, if any.

          Conversion

          All outstanding shares of Fedders Class A Stock will be converted into fully paid and nonassessable shares of Fedders Common Stock, immediately and without any action on the part of the holders thereof, in the event the Fedders Class B Stock is converted into Fedders Common Stock in accordance with the provisions of the Certificate of Incorporation of Fedders. SEE, "FEDDERS CLASS B STOCK - CONVERSION."

          Listing and Transfer Agent

          The Fedders Class A Stock is listed on the New York Stock Exchange under the symbol FJA.

          Bank of Boston, P.O. Box 644, Boston, Massachusetts 02102-0644, is the transfer agent and registrar for the Fedders Class A Stock.

Fedders Class B Stock

          Voting Rights

          Each share of Fedders Class B Stock is entitled to one vote on all matters submitted to the stockholders of Fedders, provided that each share of Fedders Class B Stock is entitled to ten votes per share in any election of directors if more than 15% of the shares of Fedders Common Stock outstanding on the record date are owned beneficially by a person or group of persons acting in concert (other than the Board of Directors of Fedders) provided such nomination is not made by one or more of the holders of Fedders Class B Stock, acting in concert with each other, who beneficially own more than 15% of the shares of Fedders Class B Stock outstanding on such record date.

          In addition, under the Certificate of Incorporation of Fedders, the holders of the Fedders Class B Stock have the right to vote separately as a class on certain matters. These matters include any amendment to the Certificate of Incorporation of Fedders, any merger or consolidation of Fedders, any sale of all or substantially all of the assets of Fedders, any dissolution of Fedders and any additional issuance of Fedders Class B Stock (except in connection with stock splits and stock dividends).

          Dividend Rights

          The dividend rights of the holders of the Fedders Class B Stock are described herein under "FEDDERS COMMON STOCK - DIVIDEND RIGHTS."

          Liquidation Rights

          In the event of any liquidation or winding up of Fedders, the holders of the Fedders Class B Stock are not entitled to receive any distribution; provided, that, if the Fedders Class B Stock is converted into Fedders Common Stock, the holder of the Fedders Common Stock so issued would have the rights described herein under "FEDDERS COMMON STOCK
- LIQUIDATION RIGHTS."

          Restrictions on Transfer

          Under the provisions of the Certificate of Incorporation of Fedders, the ability of a holder of Fedders Class B Stock to transfer such stock whether by sale, assignment, gift, bequest, appointment or otherwise, can only be made to a Permitted Transferee (as defined in the Certificate of Incorporation of Fedders).

          Conversion Rights

          Each share of Fedders Class B Stock is convertible at any time by the holder thereof into one share of Fedders Common Stock, with no payment or adjustment on account of dividends accrued or in arrears on the Fedders Class B Stock surrendered for conversion or on account of any dividends on the Fedders Common Stock issuable on such conversion. Any conversion of Fedders Class B Stock is deemed to occur on the date the certificate therefor is surrendered, and the person or persons entitled to receive the Fedders Common Stock issuable upon conversion of the Fedders Class B Stock shall be treated for all purposes as the record holder of such Fedders Common Stock on such date.

          At any time when the number of outstanding shares of Fedders Class B Stock falls below 5% of the aggregate number of the issued and outstanding shares of Fedders Common Stock and Fedders Class B Stock, or the Board of Directors of Fedders and the holders of a majority of the outstanding shares of Fedders Class B Stock approve the conversion of all of the Fedders Class B Stock into Fedders Common Stock, then, immediately upon the occurrence of either such event, the outstanding shares of Fedders Class B Stock will be converted into shares of Fedders Common Stock.

          Listing and Transfer Agent

          The Fedders Class B Stock is not actively traded.

          Fedders acts as the transfer agent and registrar for the Fedders Class B Stock.


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Pursuant to the DGCL, a corporation may indemnify any person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a derivative action by or in the right of such corporation), who is or was a director, officer, employee or agent of such corporation, or serving at the request of such corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of such corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

          The DGCL also permits indemnification by a corporation under similar circumstances for expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of a derivative action, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to such corporation unless the Court of Chancery or the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

          The DGCL provides that the indemnification described above shall not be deemed exclusive of other indemnification that may be granted by a corporation pursuant to its By-Laws, disinterested directors' vote, stockholders' vote, agreement or otherwise.

          The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above.

          In addition, the Company's By-Laws provide that any person made a party to an action by or in the right of the Company to procure a judgment in its favor, or made, or threatened to be made, a party to an action or proceeding other than one by or in the right of the Company to procure a judgment in its favor, by reason of the fact that he, his testator or intestate is or was a director or officer of the Company, or any other corporation, domestic or foreign, which he, his testator or intestate served in any capacity at the request of the Company, shall be indemnified by the Company against judgments, fines, amounts paid in settlement and the reasonable expenses (including attorneys' fees) actually incurred by him as a result of such action or proceeding, or any appeal therein, to the full extent permissible under the DGCL. As permitted by the DGCL, the Company maintains liability and indemnification insurance policies covering all officers and directors of the Company and its subsidiaries which are renewed on an annual basis.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

ITEM 8.   EXHIBITS

          Exhibit 5      Opinion of Cummings & Lockwood

          Exhibit 23(a)  Consent of Independent Certified Public Accountants

          Exhibit 23(b)  Consent of Cummings & Lockwood
                         (included as part of Exhibit 5)

          Exhibit 24     Power of Attorney

          Exhibit 99 Fedders Corporation Stock Option Plan VIII (incorporated by reference to Annex F to the Company's Proxy Statement dated May 11, 1996 distributed in connection with its Annual Meeting of Stockholders held July 9, 1996 (Commission File No. 333-00483))

ITEM 9.   UNDERTAKINGS

          (a)  The Company hereby undertakes:

               (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs
(a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Liberty Corner, State of New Jersey, on January 31, 1997.


                              FEDDERS CORPORATION


                              By    /S/ ROBERT L. LAURENT, JR.
                                ------------------------------
                                   Robert L. Laurent, Jr.
                                   Executive Vice President


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities shown on the 31st day of January, 1997.

Salvatore Giordano        Chairman of the Board )
Salvatore Giordano, Jr.   Vice Chairman,        )
                          President and Chief   )
                          Executive Officer and )
                          a Director            )
                          (Principal Executive  )
                          Officer)              )
Joseph Giordano           Director              )
C. A. Keen                Director              )
Howard S. Modlin          Director              ) By   ROBERT N. EDWARDS
Clarence Russel Moll      Director              )   --------------------
William J. Brennan        Director              )      Robert N. Edwards
S. A. Muscarnera          Director              )      Attorney-in-fact
Anthony Puleo             Director              )
Robert L. Laurent, Jr.    Executive Vice        )
                          President -           )
                          Finance and           )
                          Administration        )
                          (Principal Financial  )
                          and Accounting Officer)

                              Exhibit Index

    Exhibit 5     Opinion of Cummings & Lockwood

    Exhibit 23(a) Consent of Independent Certified Public Accountants

    Exhibit 23(b) Consent of Cummings & Lockwood
                  (included as part of Exhibit 5)

    Exhibit 24    Power of Attorney

    Exhibit 99    Fedders Corporation Stock Option Plan VIII
                  (incorporated by reference to Annex F to the Company's Proxy Statement dated May 11, 1996 distributed in connection with its Annual Meeting of Stockholders held July 9, 1996 (Commission File No. 333-00483))